EXHIBIT 23.1

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
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     PCAOB REGISTERED


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We consent to the use, in the statement on Form 10-K of Premier Nursing Products
Corp. of our report dated July 14, 2008 on our audit of the financial statements of Premier Nursing Products Corp. as of May 31, 2008 and May 31, 2007, and the related statements of operations, stockholders' equity and cash flows for the years then ended, and the reference to us under the caption "Experts."


/S/ MOORE & ASSOCIATES, CHARTERED
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Moore & Associates Chartered
Las Vegas, Nevada
July 22, 2008


               2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                        (702) 253-7499 Fax (702) 253-7501
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